As filed with the Securities and Exchange Commission on July 16, 2013

Registration No. 333-189517

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

PRE-EFFECTIVE

AMENDMENT NO. 1

to

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Excel Trust, Inc.	Excel Trust, L.P.
(Exact Name of Registrant as Specified in Its Charter)	(Exact Name of Registrant as Specified in Its Charter)

Maryland	Delaware
(State or Other Jurisdiction of Incorporation or Organization)	(State or Other Jurisdiction of Incorporation or Organization)

27-1493212	27-1495445
(I.R.S. Employer Identification Number)	(I.R.S. Employer Identification Number)

17140 Bernardo Center Drive, Suite 300

San Diego, California 92128

(858) 613-1800

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrants’ Principal Executive Offices)

Gary B. Sabin

Chairman and Chief Executive Officer

Excel Trust, Inc.

17140 Bernardo Center Drive, Suite 300

San Diego, California 92128

(858) 613-1800

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copy to:

Craig M. Garner, Esq.

Latham & Watkins LLP

12636 High Bluff Drive, Suite 400

San Diego, California 92130

(858) 523-5400

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Excel Trust, Inc.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

Excel Trust, L.P.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities Being Registered(1)	Amount to be Registered(2)(3)	Proposed Maximum Offering Price	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Debt Securities of Excel Trust, Inc.
Debt Securities of Excel Trust, L.P. (4)
Guarantees of Excel Trust, Inc. (4)	(5)			(5)
Common Stock		(6)
Preferred Stock
Depositary Shares
Warrants
Rights
Units
Total	(6)	(6)	$700,000,000(7)	$95,480(8)

(1)	This registration statement also covers delayed delivery contracts that may be issued by the registrant under which the counterparty may be required to purchase common stock, preferred stock, depositary shares or warrants to purchase debt securities, common stock, preferred stock or depositary shares. Such contracts may be issued together with the specific securities to which they relate. In addition, securities registered hereunder may be sold separately, together or as units with other securities registered hereunder.
(2)	Subject to footnote 7, an unspecified number of securities or aggregate principal amount, as applicable, is being registered as may from time to time be offered at unspecified prices.
(3)	In U.S. dollars or the equivalent thereof denominated in one or more foreign currencies or units of two or more foreign currencies or composite currencies.
(4)	The debt securities will be issued by Excel Trust, L.P., a majority-owned subsidiary of Excel Trust, Inc. The debt securities offered by Excel Trust, L.P. may be accompanied by guarantees issued by Excel Trust, Inc.
(5)	No separate consideration will be received for the guarantees. Pursuant to Rule 457(n), no separate fee is payable with respect to the guarantees being registered hereby.
(6)	Not applicable, as provided in General Instruction II.D to Form S-3.
(7)	Estimated solely for purposes of calculating the registration fee. No separate consideration will be received for shares of common stock that are issued upon conversion of depositary shares or preferred stock or upon exercise of common stock warrants registered hereunder. The aggregate maximum offering price of all securities issued pursuant to this registration statement will not exceed $700,000,000.
(8)	The registration fee has been calculated in accordance with Rule 457(o) under the Securities Act of 1933, as amended. Pursuant to Rule 415(a)(6) under the Securities Act of 1933, as amended, this registration statement includes unsold securities in the amount of $695,035,421 that have been previously registered pursuant to the registrant’s Registration Statement on Form S-3 (File No. 333-187871) initially filed with the Securities and Exchange Commission on April 11, 2013. As a result, the registrant is offsetting a portion of the registration fee of $95,480 due for this offering against the registration fee already paid with respect to such securities. A filing fee of $414 was paid upon the initial filing of this registration statement on June 21, 2013. An additional filing fee of $264 is paid herewith.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Pre-Effective Amendment No. 1 to the Registration Statement on Form S-3 (File No. 333-189517) of Excel Trust, Inc. and Excel Trust, L.P., or the Registration Statement, is being filed solely for the purpose of modifying the amount of remaining unsold securities to be included on the Registration Statement pursuant to Rule 415(a)(6) that were registered on a previously filed registration statement, as indicated in footnote (8) of the “Calculation of Registration Fee” table of this Pre-Effective Amendment No. 1. The aggregate amount of securities registered on the Registration Statement is unchanged by this Pre-Effective Amendment No. 1 and remains $700,000,000. This Pre-Effective Amendment No. 1 does not modify any provision of the prospectus that forms a part of the Registration Statement. Accordingly, the prospectus has been omitted.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table itemizes the expenses incurred by us in connection with the issuance and registration of the securities being registered hereunder. All amounts shown are estimates except the Securities and Exchange Commission registration fee.

Securities and Exchange Commission Registration Fee	$95,480
Printing and Engraving Expenses(1)	$10,000
Legal Fees and Expenses (1)	$50,000
Accounting Fees and Expenses(1)	$20,000
Miscellaneous(1)	$9,520

Total	$185,000

(1)	Does not include expenses of preparing any accompanying prospectus supplements, listing fees, transfer agent fees and other expenses related to offerings of particular securities.

We will pay all of the costs identified above.

Item 15. Indemnification of Directors and Officers.

Maryland law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (1) actual receipt of an improper benefit or profit in money, property or services or (2) active and deliberate dishonesty established by a final judgment and which is material to the cause of action. The Company’s charter contains a provision which eliminates directors’ and officers’ liability to the maximum extent permitted by Maryland law.

The Company’s charter authorizes the Company, to the maximum extent permitted by Maryland law, to obligate itself to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding without requiring a preliminary determination as to the entitlement to indemnification to (1) any present or former director or officer or (2) any individual who, while a director or officer of the Company and at the Company’s request, serves or has served another REIT, corporation, partnership, joint venture, trust, limited liability company, employee benefit plan or any other enterprise as a trustee, director, officer, employee, agent or partner of such REIT, corporation, partnership, joint venture, trust, limited liability company, employee benefit plan or other enterprise from and against any claim or liability to which such individual may become subject or which such individual may incur by reason of his or her service in such capacity. The Company’s bylaws obligate the Company, to the maximum extent permitted by Maryland law, to indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (1) any present or former director or officer who is made, or threatened to be made, a party to the proceeding by reason of his or her service in that capacity or (2) any individual who, while a director or officer of the Company and at the Company’s request, serves or has served another REIT, corporation, partnership, joint venture, trust, limited liability company, employee benefit plan or other enterprise as a trustee, director, officer, employee, agent or partner and who is made, or threatened to be made, a party to the proceeding by reason of his or her service in that capacity. The Company’s charter and bylaws also permit the Company to indemnify and advance expenses to any individual who served a predecessor of the Company in any of the capacities described above and to any employee or agent of the Company or a predecessor of the Company.

Maryland law requires a corporation (unless its charter provides otherwise, which the Company’s charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made, or threatened to be made, a party by reason of his or her service in that capacity, or in the defense of any claim, issue or matter in such proceeding. Maryland law permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made, or threatened to be made, a party by reason of their service in those or other capacities unless it is established that (1) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (a) was committed in bad faith or (b) was a result of active and deliberate dishonesty, (2) the director or officer actually received an improper personal benefit in money, property or services or (3) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. Maryland law permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of (1) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification and (2) a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed by the corporation if it shall ultimately be determined that the standard of conduct was not met.

The Company has entered into indemnification agreements with each of its executive officers and directors whereby the Company agrees to indemnify such executive officers and directors to the fullest extent permitted by Maryland law against all expenses and liabilities, subject to limited exceptions. The indemnification agreements require the Company to indemnify the director or officer party thereto, the indemnitee, against all judgments, penalties, fines and amounts paid in settlement and all expenses actually and reasonably incurred by the indemnitee or on his or her behalf in connection with a proceeding other than one initiated by or on behalf of the Company. In addition, the indemnification agreements require the Company to indemnify the indemnitee against all amounts paid in settlement and all expenses actually and reasonably incurred by the indemnitee or on his or her behalf in connection with a proceeding that is brought by or on behalf of the Company. In either case, the indemnitee is not entitled to indemnification if it is established that one of the exceptions to indemnification under Maryland law set forth above exists.

In addition, the indemnification agreements require the Company to advance reasonable expenses incurred by the indemnitee within ten days of the receipt by the Company of a statement from the indemnitee requesting the advance, provided the statement evidences the expenses and is accompanied by:

•	a written affirmation of the indemnitee’s good faith belief that he or she has met the standard of conduct necessary for indemnification, and

•	an undertaking by or on behalf of the Indemnitee to repay the amount if it is ultimately determined that the standard of conduct was not met.

The indemnification agreements also provide for procedures for the determination of entitlement to indemnification, including requiring such determination be made by independent counsel after a change of control of the Company.

In addition, the Company’s directors and officers are indemnified for specified liabilities and expenses pursuant to the partnership agreement of Excel Trust, L.P., the partnership in which the Company serves as sole general partner.

Insofar as the foregoing provisions permit indemnification of directors, officers or persons controlling the Company for liability arising under the Securities Act, the Company has been informed that, in the opinion of the Securities and Exchange Commission, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 16. Exhibits.

The following exhibits are filed as part of, or incorporated by reference into, this registration statement on Form S-3:

Exhibit

1.1	Form of Underwriting Agreement. (1)

3.1	Articles of Amendment and Restatement of Excel Trust, Inc. (2)

3.2	Amended and Restated Bylaws of Excel Trust, Inc. (2)

3.3	Articles Supplementary Classifying 7.00% Series A Cumulative Convertible Perpetual Preferred Stock of Excel Trust, Inc. (3)

3.4	Articles Supplementary Classifying 8.125% Series B Cumulative Redeemable Preferred Stock of Excel Trust, Inc. (4)

4.1	Form of Certificate for Common Stock of Excel Trust, Inc. (2)

4.2	Form of Certificate for Preferred Stock of Excel Trust, Inc. (1)

4.3	Specimen Certificate for 7.00% Series A Cumulative Convertible Perpetual Preferred Stock of Excel Trust, Inc. (3)

4.4	Specimen Certificate for 8.125% Series B Cumulative Redeemable Preferred Stock of Excel Trust, Inc. (4)

4.5	Form of Indenture for Excel Trust, Inc. (5)

4.6	Form of Indenture for Excel Trust, L.P. (5)

4.7	Form of Debt Security. (1)

4.8	Form of Deposit Agreement. (1)

4.9	Form of Warrant. (1)

4.10	Form of Warrant Agreement. (1)

4.11	Form of Rights Agreement. (1)

5.1	Opinion of Ballard Spahr LLP. (5)

5.2	Opinion of Latham & Watkins LLP. (5)

8.1	Opinion of Latham & Watkins LLP with respect to tax matters. (5)

10.1	Second Amended and Restated Agreement of Limited Partnership of Excel Trust, L.P. (4)

12.1	Calculation of Ratios of Earnings to Fixed Charges. (5)

23.1	Consent of Ballard Spahr LLP (included in Exhibit 5.1).

23.2	Consent of Latham & Watkins LLP (included in Exhibit 5.2).

23.3	Consent of Latham & Watkins LLP (included in Exhibit 8.1).

23.4	Consent of Deloitte & Touche LLP, independent registered public accounting firm. (5)

23.5	Consent of Deloitte & Touche LLP, independent auditors. (5)

24.1	Power of Attorney. (5)

25.1	Statement of Eligibility of Trustee on Form T-1. (5)

25.2	Statement of Eligibility of Trustee on Form T-1. (5)

(1)	To be filed by amendment or incorporated by reference in connection with the offering of a particular class or series of securities.
(2)	Incorporated herein by reference to Excel Trust, Inc.’s Registration Statement on Form S-11, as amended (File No. 333-164031), filed with the Securities and Exchange Commission on December 24, 2009.
(3)	Incorporated herein by reference to Excel Trust, Inc.’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 31, 2011.
(4)	Incorporated herein by reference to Excel Trust, Inc.’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 2, 2012.
(5)	Previously filed.

Item 17. Undertakings.

(a) Each of the undersigned registrants hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933,

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement,

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement, provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

Each of the undersigned registrants undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) Each of the undersigned registrants hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Each of the undersigned registrants hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

(d) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, each of the registrants has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(e) Each of the undersigned registrants hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act (“Act”) in accordance with the rules and regulations prescribed by the Commission under Section 305(b)2 of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrants certify that they have reasonable grounds to believe that they meet all of the requirements for filing on Form S-3 and have duly caused this registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on this 16th day of July, 2013.

EXCEL TRUST, INC.

By:	/s/ Gary B. Sabin
Gary B. Sabin
Chairman and Chief Executive Officer

EXCEL TRUST, L.P.

By:	Excel Trust, Inc.
Its general partner

By:	/s/ Gary B. Sabin
Gary B. Sabin
Chairman and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following officers and directors of the Company on behalf of the Company in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Gary B. Sabin Gary B. Sabin	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	July 16, 2013

/s/ James Y. Nakagawa James Y. Nakagawa	Chief Financial Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer)	July 16, 2013

/s/ Spencer G. Plumb Spencer G. Plumb	President, Chief Operating Officer and Director	July 16, 2013

* Mark T. Burton	Chief Investment Officer, Senior Vice President of Acquisitions and Director	July 16, 2013

* Bruce G. Blakley	Director	July 16, 2013

* Burland B. East III	Director	July 16, 2013

* Robert E. Parsons, Jr.	Director	July 16, 2013

* Warren R. Staley	Director	July 16, 2013

*By: /s/ Gary B. Sabin Gary B. Sabin, Attorney-in-fact		July 16, 2013

EXHIBIT INDEX

The following exhibits are filed as part of, or incorporated by reference into, this registration statement on Form S-3:

Exhibit

1.1	Form of Underwriting Agreement. (1)

3.1	Articles of Amendment and Restatement of Excel Trust, Inc. (2)

3.2	Amended and Restated Bylaws of Excel Trust, Inc. (2)

3.3	Articles Supplementary Classifying 7.00% Series A Cumulative Convertible Perpetual Preferred Stock of Excel Trust, Inc. (3)

3.4	Articles Supplementary Classifying 8.125% Series B Cumulative Redeemable Preferred Stock of Excel Trust, Inc. (4)

4.1	Form of Certificate for Common Stock of Excel Trust, Inc. (2)

4.2	Form of Certificate for Preferred Stock of Excel Trust, Inc. (1)

4.3	Specimen Certificate for 7.00% Series A Cumulative Convertible Perpetual Preferred Stock of Excel Trust, Inc. (3)

4.4	Specimen Certificate for 8.125% Series B Cumulative Redeemable Preferred Stock of Excel Trust, Inc. (4)

4.5	Form of Indenture for Excel Trust, Inc. (5)

4.6	Form of Indenture for Excel Trust, L.P. (5)

4.7	Form of Debt Security. (1)

4.8	Form of Deposit Agreement. (1)

4.9	Form of Warrant. (1)

4.10	Form of Warrant Agreement. (1)

4.11	Form of Rights Agreement. (1)

5.1	Opinion of Ballard Spahr LLP. (5)

5.2	Opinion of Latham & Watkins LLP. (5)

8.1	Opinion of Latham & Watkins LLP with respect to tax matters. (5)

10.1	Second Amended and Restated Agreement of Limited Partnership of Excel Trust, L.P. (4)

12.1	Calculation of Ratios of Earnings to Fixed Charges. (5)

23.1	Consent of Ballard Spahr LLP (included in Exhibit 5.1).

23.2	Consent of Latham & Watkins LLP (included in Exhibit 5.2).

23.3	Consent of Latham & Watkins LLP (included in Exhibit 8.1).

23.4	Consent of Deloitte & Touche LLP, independent registered public accounting firm. (5)

23.5	Consent of Deloitte & Touche LLP, independent auditors. (5)

24.1	Power of Attorney. (5)

25.1	Statement of Eligibility of Trustee on Form T-1. (5)

25.2	Statement of Eligibility of Trustee on Form T-1. (5)

(1)	To be filed by amendment or incorporated by reference in connection with the offering of a particular class or series of securities.
(2)	Incorporated herein by reference to Excel Trust, Inc.’s Registration Statement on Form S-11, as amended (File No. 333-164031), filed with the Securities and Exchange Commission on December 24, 2009.
(3)	Incorporated herein by reference to Excel Trust, Inc.’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 31, 2011.
(4)	Incorporated herein by reference to Excel Trust, Inc.’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 2, 2012.
(5)	Previously filed.